(n)(1)

FIFTH AMENDED AND RESTATED

PLAN PURSUANT TO RULE 18f-3 FOR OPERATION OF

A MULTI-CLASS SYSTEM

VOYA PARTNERS, INC.

(the “Company”)

I.  INTRODUCTION

The Securities and Exchange Commission (the “Commission”) adopted Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), which permits the creation and operation of a multi-class distribution structure.  Rule 18f-3 requires an investment company to file with the Commission a written plan specifying all of the differences among classes, including the various services offered to shareholders, different distribution arrangements for each class, methods for allocating expenses relating to those differences and any conversion features or exchange privileges.  On August 8, 2001, the Board of Directors of the Company initially authorized the Company to operate a multi-class distribution structure in compliance with Rule 18f-3.

II.  ATTRIBUTES OF CLASSES

A.            Generally

The Company is authorized to offer seven classes of shares — Initial Class, Service Class, Service 2 Class, Adviser Class, Class R6, Class T and Class Z — in each of the funds listed on the attached Schedule A (each, a “Fund” and, collectively, the “Funds”) and each future Fund established by the Company.

In general, shares of each class shall initially be identical except for different expense variables (which will result in different total returns for each class), certain related rights and certain shareholder services.  The Initial Class, Service Class, Service 2 Class, Adviser Class, Class R6,  Class T and Class Z of a Fund shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for:  (a) the impact of (i) expenses assessed pursuant to a Rule 12b-1 Plan (“12b-1 Plan”) applicable to the Adviser Class, Service 2 Class, and Class T, respectively, (ii) expenses assessed pursuant to a Shareholder Servicing Plan (“Servicing Plan”) applicable to the Adviser Class, Service Class, Service 2 Class, and Class T, respectively, and (iii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Directors, including a majority of the non-interested directors; (b) the fact that each class shall vote separately on any matter submitted to shareholders that pertains to (i) the 12b-1 Plan adopted for that class; or (ii) any class expense borne by that class where required by the 1940 Act or other applicable law; (c) the exchange privileges of each class of shares; (d) the designation of each class of shares of a Fund; and (e) any different shareholder services relating to a class of shares.

B.            Distribution and Shareholder Servicing Arrangements

1.             Initial Class

Initial Class shares of a Fund are intended for distribution networks including (i) non-qualified annuity and life insurance contracts; (ii) qualified retirement plans offered through an annuity contract or custodial account; (iii) affiliated management investment companies in connection with fund-of-funds arrangements where the upper-tier fund is available through qualified and non-qualified annuity and life insurance contracts, custodial accounts or qualified retirement plans; (iv) the Funds’ investment advisers and their affiliates; and (v) qualified retirement plans offered through a custodial account where the sale is made on a direct basis without the involvement of a financial intermediary, or where the qualified retirement plan has assets of $50 million or more.  Initial Class shares of a Fund shall be offered without a sales charge and shall not be subject to a shareholder servicing fee payable pursuant to the Servicing Plan or distribution fee payable pursuant to the 12b-1 Plan.

2.             Adviser Class

Adviser Class shares of a Fund are intended for distribution networks including (i) non-qualified annuity and life insurance contracts; (ii) qualified retirement plans offered through an annuity contract or custodial account; (iii) affiliated management investment companies in connection with fund-of-funds arrangements where the upper-tier fund is available through qualified and non-qualified annuity and life insurance contracts, custodial accounts or qualified retirement plans; and (iv) the Funds’ investment advisers and their affiliates.  Adviser Class shares of a Fund shall be offered without a sales charge but shall be subject to a distribution fee payable pursuant to a 12b-1 Plan adopted for the Adviser Class in the amount of 0.25% (on an annualized basis) of the respective Fund’s Adviser Class.  The Company may also pay securities dealers, brokers, financial institutions or other industry professionals (individually a “Service Organization” and collectively “Service Organizations”) for providing distribution assistance pursuant to a Dealer Agreement under the 12b-1 Plan.

Adviser Class shares of a Fund shall be further subject to a shareholder servicing fee payable to Service Organizations pursuant to the Servicing Plan adopted for Adviser Class which shall not initially exceed 0.25% (on an annual basis) of the average daily net asset value of the respective Fund’s Adviser Class held by customers of such Service Organizations.  Shareholder services provided under the Servicing Plan adopted for the Adviser Class may include  (i) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders; (ii) providing customers with a service that invests the assets of their accounts in Adviser Class shares pursuant to specific or pre-authorized instructions; (iii) providing and administering variable contract features for the benefit of customers; (iv) providing information periodically to customers showing their positions in Adviser Class shares; (v) arranging for bank wires; (vi) responding to customer inquiries relating to the Fund and to the services performed by Service Organizations; (vii) providing subaccounting with respect to Adviser Class shares beneficially owned by customers or the information necessary for subaccounting; (viii) forwarding and responding to inquiries regarding shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; (ix)  reviewing, tabulating and transmitting proxies executed by customers; and (x) providing such other similar services as may be reasonably requested to the extent permitted under applicable statutes, rules or regulations.

3.             Service Class

Service Class shares of a Fund are intended for distribution networks including: (i) non-qualified annuity and life insurance contracts; (ii) qualified retirement plans offered through an annuity contract or custodial account; (iii) affiliated management investment companies in connection with fund-of-funds arrangements where the upper-tier fund is available through qualified and non-qualified annuity and life insurance contracts, custodial accounts or qualified retirement plans; and (iv) the Funds’ investment advisers and their affiliates.  Service Class shares of a Fund shall be offered without a sales charge but shall be subject to a shareholder servicing fee payable to Service Organizations pursuant to the Servicing Plan adopted for the Service Class which shall not initially exceed 0.25% (on an annual basis) of the average daily net asset value of the respective Fund’s Service Class held by customers of such Service Organizations.  Shareholder services provided under the Servicing Plan adopted for the Service Class may include  (i) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders; (ii) providing customers with a service that invests the assets of their accounts in Service Class shares pursuant to specific or pre-authorized instructions; (iii) providing and administering variable contract features for the benefit of customers; (iv) providing information periodically to customers showing their positions in Service Class shares; (v) arranging for bank wires; (vi) responding to customer inquiries relating to the Fund and to the services performed by Service Organizations; (vii) providing subaccounting with respect to Service Class shares beneficially owned by customers or the information necessary for subaccounting; (viii) forwarding and responding to inquiries regarding shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; (ix) reviewing, tabulating and transmitting proxies executed by customers; and (x) providing such other similar services as may be reasonably requested to the extent permitted under applicable statutes, rules or regulations.

4.             Service 2 Class

Service 2 Class shares of a Fund are intended for distribution networks including (i) non-qualified annuity and life insurance contracts; (ii) qualified retirement plans offered through an annuity contract or custodial account; (iii) affiliated management investment companies in connection with fund-of-funds arrangements where the upper-tier fund is available through qualified and non-qualified annuity and life insurance contracts, custodial accounts or qualified retirement plans; and (iv) the Funds’ investment advisers and their affiliates. Service 2 Class shares of a Fund shall be offered without a sales charge but shall be subject to a distribution fee payable pursuant to a 12b-1 Plan adopted for the Service 2 Class in the amount of 0.25% (on an annualized basis) of the respective Fund’s Service 2 Class.  The Company may also pay securities dealers, brokers, financial institutions or other industry professionals (individually a “Service Organization” and collectively “Service Organizations”) for providing distribution assistance pursuant to a Dealer Agreement under the 12b-1 Plan.

Service 2 Class shares of a Fund shall be further subject to a shareholder servicing fee payable to Service Organizations pursuant to the Servicing Plan adopted for Service 2 Class which shall not initially exceed 0.25% (on an annual basis) of the average daily net asset value of the respective Fund’s Service 2 Class held by customers of such Service Organizations.  Shareholder services provided under the Servicing Plan adopted for the Service 2 Class may include  (i) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders; (ii) providing customers with a service that invests the assets of their accounts in Service 2 Class shares pursuant to specific or pre-authorized instructions; (iii) providing and administering variable contract features for the benefit of customers; (iv) providing information periodically to customers showing their positions in Service 2 Class shares; (v) arranging for bank wires; (vi) responding to customer inquiries relating to the Fund and to the services performed by Service Organizations; (vii) providing subaccounting with respect to Service 2 Class shares beneficially owned by customers or the information necessary for subaccounting; (viii) forwarding and responding to inquiries regarding shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; (ix)  reviewing, tabulating and transmitting proxies executed by customers; and (x) providing such other similar services as may be reasonably requested to the extent permitted under applicable statutes, rules or regulations.

5.             Class R6

Class R6 shares of a Fund are intended for distribution networks including (i) non-qualified annuity and life insurance contracts; (ii) qualified retirement plans offered through an annuity contract or custodial account; (iii) affiliated management investment companies in connection with fund-of-funds arrangements where the upper-tier fund is available through qualified and non-qualified annuity and life insurance contracts, custodial accounts or qualified retirement plans; (iv) the Funds’ investment advisers and their affiliates; and (v) qualified retirement plans offered through a custodial account where the sale is made on a direct basis without the involvement of a financial intermediary, or where the qualified retirement plan has assets of [$50 million] or more.  Class R6 shares of a Fund shall be offered without a sales charge and shall not be subject to a shareholder servicing fee payable pursuant to the Servicing Plan or distribution fee payable pursuant to the 12b-1 Plan.

6.             Class T

Class T shares of a Fund are intended for distribution networks including (i) non-qualified annuity and life insurance contracts; (ii) qualified retirement plans offered through an annuity contract or custodial account; (iii) the Funds’ investment advisers and their affiliates; and (iv) qualified retirement plans offered through a custodial account where the sale is made on a direct basis without the involvement of a financial intermediary, or where the qualified retirement plan has assets of $50 million or more.  Class T shares of a Fund shall be offered without a sales charge but shall be subject to a distribution fee payable pursuant to a 12b-1 Plan adopted for the Class T in the amount of 0.50% (on an annualized basis) of the respective Fund’s Class T.  The Company may also pay securities dealers, brokers, financial institutions or other industry professionals (individually a “Service Organization” and collectively “Service

Organizations”) for providing distribution assistance pursuant to a Dealer Agreement under the 12b-1 Plan.

Class T shares of a Fund shall be further subject to a shareholder servicing fee payable to Service Organizations pursuant to the 12b-1 Plan adopted for the Class T which shall not initially exceed 0.25% (on an annual basis) of the average daily net asset value of the respective Fund’s Class T held by customers of such Service Organizations.  Shareholder services provided under the 12b-1 Plan adopted for the Class T may include (i) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders; (ii) providing customers with a service that invests the assets of their accounts in Class T shares pursuant to specific or pre-authorized instructions; (iii) providing and administering variable contract features for the benefit of customers; (iv) providing information periodically to customers showing their positions in Class T shares; (v) arranging for bank wires; (vi) responding to customer inquiries relating to the Fund and to the services performed by Service Organizations; (vii) providing subaccounting with respect to Class T shares beneficially owned by customers or the information necessary for subaccounting; (viii) forwarding and responding to inquiries regarding shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; (ix)  reviewing, tabulating and transmitting proxies executed by customers; and (x) providing such other similar services as may be reasonably requested to the extent permitted under applicable statutes, rules or regulations.

7.             Class Z

Class Z shares of a Fund are intended for distribution networks including (i) non-qualified annuity and life insurance contracts; (ii) qualified retirement plans offered through an annuity contract or custodial account; (iii) affiliated management investment companies in connection with fund-of-funds arrangements where the upper-tier fund is available through qualified and non-qualified annuity and life insurance contracts, custodial accounts or qualified retirement plans; (iv) the Funds’ investment advisers and their affiliates; and (v) qualified retirement plans offered through a custodial account where the sale is made on a direct basis without the involvement of a financial intermediary, or where the qualified retirement plan has assets of $50 million or more.  Class Z shares of a Fund shall be offered without a sales charge and shall not be subject to a shareholder servicing fee payable pursuant to the Servicing Plan or distribution fee payable pursuant to the 12b-1 Plan.

C.            No Conversion Provisions

The Initial Class, Service Class, Service 2 Class, Adviser Class, Class R6, Class T and Class Z shares of the Funds do not have a conversion feature.

D.            Exchange Provisions

Initial Class:  Shareholders of the Initial Class shares of each Fund will generally be entitled to exchange those shares at net asset value for Initial Class shares of other Funds that offer Initial Class shares.

Adviser Class:  Shareholders of the Adviser Class shares of each Fund will generally be entitled to exchange those shares at net asset value for Adviser Class shares of other Funds that offer Adviser Class shares.  Shareholders of the Adviser Class shares continue to be subject to the Rule 12b-1 Plan fee applicable to Adviser Class shares after the exchange.

Service Class:  Shareholders of the Service Class shares of each Fund will generally be entitled to exchange those shares at net asset value for Service Class shares of other Funds that offer Service Class shares.

Service 2 Class:  Shareholders of the Service 2 Class shares of each Fund will generally be entitled to exchange those shares at net asset value for Service Class shares of other Funds that offer Service 2 Class shares.

Class R6:   Shareholders of the Class R6 shares of each Fund will generally be entitled to exchange those shares at net asset value for Class R6 shares of other Funds that offer Class R6 shares.

Class T:  Shareholders of the Class T shares of each Fund will generally be entitled to exchange those shares at net asset value for Class T shares of other Funds that offer Class T shares.

Class Z:  Shareholders of the Class Z shares of each Fund will generally be entitled to exchange those shares at net asset value for Class Z shares of other Funds that offer Class Z shares.

E.            Methodology for Allocating Expenses Between Classes

Class-specific expenses of a Fund shall be allocated to the specific class of shares of the Fund.  Non-class-specific expenses of a Fund shall be allocated in accordance with paragraph (c) of Rule 18f-3.

Date Last Amended:  March 18, 2016 to reflect the addition of Class R6 shares.

SCHEDULE A

to the

FIFTH AMENDED AND RESTATED PLAN

PURSUANT TO RULE 18f-3 FOR OPERATION OF A MULTI-CLASS SYSTEM

Classes
Funds	Adviser	Service	Service 2	Initial	R6	T	Z
VY® American Century Small-Mid Cap Value Portfolio	X	X	X	X	X	N/A	N/A
VY® Baron Growth Portfolio	X	X	X	X	X	N/A	N/A
VY® Columbia Contrarian Core Portfolio	X	X	X	X	X	N/A	N/A
VY® Columbia Small Cap Value II Portfolio	X	X	X	X	X	N/A	N/A
VY® Fidelity® VIP Contrafund® Portfolio	X	X	N/A	X	N/A	N/A	N/A
VY® Fidelity® VIP Equity-Income Portfolio	X	X	N/A	X	N/A	N/A	N/A
VY® Fidelity® VIP Mid Cap Portfolio	X	X	N/A	X	N/A	N/A	N/A
Voya Global Bond Portfolio	X	X	N/A	X	N/A	N/A	N/A
Voya Index Solution 2020 Portfolio	X	X	X	X	N/A	X	X
Voya Index Solution 2025 Portfolio	X	X	X	X	N/A	X	X
Voya Index Solution 2030 Portfolio	X	X	X	X	N/A	X	X
Voya Index Solution 2035 Portfolio	X	X	X	X	N/A	X	X
Voya Index Solution 2040 Portfolio	X	X	X	X	N/A	X	X
Voya Index Solution 2045 Portfolio	X	X	X	X	N/A	X	X
Voya Index Solution 2050 Portfolio	X	X	X	X	N/A	X	X
Voya Index Solution 2055 Portfolio	X	X	X	X	N/A	X	X
Voya Index Solution 2060 Portfolio	X	X	X	X	N/A	N/A	X
Voya Index Solution Income Portfolio	X	X	X	X	N/A	X	X
VY ®Invesco Comstock Portfolio	X	X	X	X	X	N/A	N/A
VY® Invesco Equity and Income Portfolio	X	X	X	X	X	N/A	N/A
VY® JPMorgan Mid Cap Value Portfolio	X	X	X	X	N/A	N/A	N/A
VY® Oppenheimer Global Portfolio	X	X	X	X	X	N/A	N/A
VY® Pioneer High Yield Portfolio	N/A	X	X	X	N/A	N/A	N/A
Voya Solution 2020 Portfolio	X	X	X	X	N/A	X	N/A
Voya Solution 2025 Portfolio	X	X	X	X	N/A	X	N/A
Voya Solution 2030 Portfolio	X	X	X	X	N/A	X	N/A
Voya Solution 2035 Portfolio	X	X	X	X	N/A	X	N/A
Voya Solution 2040 Portfolio	X	X	X	X	N/A	X	N/A
Voya Solution 2045 Portfolio	X	X	X	X	N/A	X	N/A
Voya Solution 2050 Portfolio	X	X	X	X	N/A	X	N/A
Voya Solution 2055 Portfolio	X	X	X	X	N/A	X	N/A
Voya Solution 2060 Portfolio	X	X	X	X	N/A	X	N/A
Voya Solution Aggressive Portfolio	X	X	X	X	X	N/A	N/A
Voya Solution Balanced Portfolio	X	X	X	X	X	N/A	N/A

Classes
Funds	Adviser	Service	Service 2	Initial	R6	T	Z
Voya Solution Conservative Portfolio	X	X	X	X	X	N/A	N/A
Voya Solution Income Portfolio	X	X	X	X	N/A	X	N/A
Voya Solution Moderately Aggressive Portfolio	X	X	X	X	X	N/A	N/A
Voya Solution Moderately Conservative Portfolio	X	X	X	X	X	N/A	N/A
VY® T. Rowe Price Diversified Mid Cap Growth Portfolio	X	X	X	X	X	N/A	N/A
VY® T. Rowe Price Growth Equity Portfolio	X	X	X	X	X	N/A	N/A
VY® Templeton Foreign Equity Portfolio	X	X	X	X	X	N/A	N/A

Schedule A Last Amended:  March 18, 2016 to reflect the addition of Class R6 shares for Voya Solution Aggressive Portfolio, Voya Solution Balanced Portfolio, Voya Solution Conservative Portfolio, Voya Solution Moderately Aggressive Portfolio, Voya Solution Moderately Conservative Portfolio, VY® American Century Small-Mid Cap Value Portfolio, VY® Baron Growth Portfolio, VY® Columbia Contrarian Core Portfolio, VY® Columbia Small Cap Value II Portfolio, VY® Invesco Comstock Portfolio, VY® Invesco Equity and Income Portfolio, VY® Oppenheimer Global Portfolio, VY® T. Rowe Price Diversified Mid Cap Growth Portfolio, VY® T. Rowe Price Growth Equity Portfolio, and VY® Templeton Foreign Equity Portfolio.